UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2006
CENTRAL FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2923 Smith Road, Fairlawn, Ohio	44333	(330) 666-7979

(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.
On January 10, 2006, the registrant entered into an Underwriting Agreement with Ryan Beck & Co., for the sale of 2 million shares of the registrant’s $.01 par value common stock.
The Underwriting Agreement grants Ryan Beck an option, exercisable for a period 30 days, to purchase up to an additional 300,000 shares of common stock to cover over-allotments, if any.
The offering was made pursuant to a registration statement filed with the Securities and Exchange Commission, which has been declared effective.
A copy of the Underwriting Agreement is attached as Exhibit 1.1.
Item 8.01 Other Information.
On January 12, the registrant issued a press release announcing the completion of the 2 million share stock offering at a price of $7.00 per share. A copy of the press release is attached as Exhibit 99.
Item 9.01. Exhibits
1.1	Underwriting Agreement

99	Press release issued dated January 12, 2006 announcing completion of the registrant’s stock offering

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: January 13, 2006	By:	/s/ Therese Ann Liutkus

Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer

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